Exhibit 99.1

McEwen Mining Announces Closing of US$25 Million Registered Direct Offering

TORONTO, ONTARIO, March 29, 2019 — McEwen Mining Inc. (the “Company” or “McEwen”) (NYSE and TSX: MUX) is pleased to announce that it has closed the previously announced registered direct offering for aggregate gross proceeds of US$25 million. Insiders of the Company, including Rob McEwen, subscribed for US$3 million of the offering.

Rob McEwen, Chairman and Chief Owner of McEwen Mining, stated “We are very pleased to have successfully completed this equity raise as it fully funds the Company’s current mining projects and exploration prospects.

At Gold Bar in Nevada, our exploration will be testing deep targets for Carlin style high grade sulphide mineralization, such as exists 25 miles to the north at the Cortez Hills Mine. In Argentina, we plan to develop an all-season access route that should enhance the value of our massive Los Azules copper deposit. In Timmins at the Black Fox mine, we plan to modernize the mobile fleet with the objective of driving down operating costs and increasing production.

Accordingly, we are pleased that our production guidance for the year is 205,000 gold equivalent ounces, which is a 16% increase from 2018. In addition, we have a large and exciting exploration program that we expect will generate news throughout the year.”

Conference Call

Please join our conference call, where management will discuss why we did this offering and to provide an overview of operations year to date and expectations for the balance of the year. Questions can be asked directly by participants over the telephone or can be emailed in advance to info@mcewenmining.com.

	Toll Free US & Canada:	(844) 630-9911
Tuesday, April 2nd, 2019	Outside US & Canada:	(210) 229-8828
11:00 am EDT	Conference ID Number:	5572459
	Webcast Link:	https://edge.media-server.com/m6/p/p2hdjhrb

An archived replay of the webcast will be available for one week after it takes place. Access the replay using the link https://edge.media-server.com/m6/p/p2hdjhrb or calling (855) 859-2056 (North America) / (404) 537-3406 (International), Conference ID Number 5572459.

The subscription by insiders is subject to approval by the Company’s shareholders at the Company’s upcoming 2019 Annual Meeting of Shareholders.

Roth Capital Partners and A.G.P./Alliance Global Partners acted as exclusive lead placement agents for the securities offered in the United States and internationally (except Canada). Maison Placements acted as exclusive placement agent for the securities offered in Canada.

The securities in the offering described above were offered in the United States pursuant to an effective “shelf” registration statement (File No. 333-224476) that was filed with the Securities and Exchange Commission (the “SEC”) and was declared effective by the SEC on July 6, 2018.  The securities were offered only by means of a prospectus. A prospectus supplement and the accompanying prospectus have been filed with the SEC. The prospectus supplement and accompanying prospectus is available on the SEC’s website at http://www.sec.gov.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

ABOUT MCEWEN MINING

McEwen has the goal to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas. McEwen’s principal assets consist of: the San José mine in Santa Cruz, Argentina (49% interest); the Black Fox mine in Timmins, Canada; the Fenix Project in Mexico; the Gold Bar mine in Nevada; and the large Los Azules copper project in Argentina, advancing towards development.

McEwen has approximately 360 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 22% of the shares.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu	Website: www.mcewenmining.com	150 King Street West
Investor Relations		Suite 2800, P.O. Box 24
(647)-258-0395 ext 320	Facebook: facebook.com/mcewenrob	Toronto, ON, Canada
info@mcewenmining.com		M5H 1J9
	Twitter: twitter.com/mcewenmining	(866)-441-0690

Instagram: instagram.com/mcewenmining